                                                                   EXHIBIT 10.36

                                   DATUM INC.



                       NOTE AND WARRANT PURCHASE AGREEMENT



                                   $6,000,000


               9.07% SERIES A SECURED NOTES DUE SEPTEMBER 27, 2000



                                   $12,000,000


              10.25% SERIES B SECURED NOTES DUE SEPTEMBER 27, 2003



                          COMMON STOCK PURCHASE WARRANT



                         Dated as of September 27, 1996

                                TABLE OF CONTENTS

                             (Not Part of Agreement)

                                                                                                    Page
                                                                                                    ----
         1A.      AUTHORIZATION OF ISSUE OF SERIES A SECURED NOTES..............................       1

         1B.      AUTHORIZATION OF SERIES B SECURED NOTES.......................................       2

         1C.      AUTHORIZATION OF COMMON STOCK PURCHASE WARRANT................................       2

         2.       PURCHASE AND SALE OF SECURITIES...............................................       2

         3.       CONDITIONS OF CLOSING.........................................................       2
                  3A.      OPINION OF COMPANY'S COUNSEL.........................................       2
                  3B.      OPINION OF PRUDENTIAL'S SPECIAL COUNSEL..............................       3
                  3C.      REPRESENTATIONS AND WARRANTIES; NO DEFAULT...........................       3
                  3D.      STRUCTURING FEE......................................................       3
                  3E.      PURCHASE PERMITTED BY APPLICABLE LAWS................................       3
                  3F.      PROCEEDINGS..........................................................       3
                  3G.      PAYOFF LETTER; DISBURSEMENT INSTRUCTIONS.............................       3
                  3H.      DOCUMENTS............................................................       3
                  3I.      CERTIFICATES OF INSURANCE............................................       4
                  3J.      NO MATERIAL ADVERSE CHANGE...........................................       4
                  3K.      ENVIRONMENTAL ASSESSMENTS............................................       5
                  3L.      BANK FACILITY........................................................       5
                  3M.      CAPITAL STOCK........................................................       5
                  3N.      FEES AND EXPENSES....................................................       5

         4.       PREPAYMENTS OF NOTES..........................................................       5
                  4A(1).   REQUIRED PREPAYMENTS OF SERIES A NOTES...............................       5
                  4A(2).   REQUIRED PREPAYMENTS OF SERIES B NOTES...............................       5
                  4B(1).   OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT....................       6
                  4B(2).   PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT PURSUANT TO
                           INTERCREDITOR AGREEMENT..............................................       6
                  4C.      NOTICE OF OPTIONAL PREPAYMENT........................................       6
                  4D.      PARTIAL PAYMENTS PRO RATA............................................       6
                  4E.      RETIREMENT OF NOTES..................................................       7

         5.       AFFIRMATIVE COVENANTS.........................................................       7
                  5A.      FINANCIAL STATEMENTS.................................................       7

                  5B.      INFORMATION REQUIRED BY RULE 144A....................................       9
                  5C.      INSPECTION OF PROPERTY...............................................       9
                  5D.      COVENANT TO SECURE NOTES EQUALLY.....................................       9
                  5E.      PUT OPTION...........................................................       9
                  5F.      MAINTENANCE OF INSURANCE.............................................      10
                  5G.      COMPLIANCE WITH LAWS.................................................      10
                  5H.      NATURE OF BUSINESS...................................................      10
                  5I.      MAINTENANCE OF CREDIT FACILITY.......................................      10
                  5J.      MAINTENANCE OF PROPERTIES............................................      10
                  5K.      CORPORATE EXISTENCE, ETC.............................................      10
                  5L.      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.......................      11
                  5M.      CERTAIN POST CLOSING COVENANTS.......................................      11

         6.       NEGATIVE COVENANTS............................................................      11
                  6A.      FINANCIAL COVENANTS..................................................      11
                  6A(1).   QUICK RATIO..........................................................      11
                  6A(2).   CONSOLIDATED TANGIBLE NET WORTH......................................      11
                  6A(3).   FIXED CHARGE COVERAGE................................................      11
                  6A(4).   LIQUIDITY............................................................      11
                  6B.      RESTRICTED PAYMENTS..................................................      11
                  6C.      LIEN, DEBT AND OTHER RESTRICTIONS....................................      12
                  6C(1).   LIENS................................................................      12
                  6C(2).   DEBT.................................................................      13
                  6C(3).   LOANS, ADVANCES AND INVESTMENTS......................................      13
                  6C(4).   SALE OF STOCK AND DEBT OF SUBSIDIARIES...............................      14
                  6C(5).   MERGER AND CONSOLIDATION.............................................      14
                  6C(6).   TRANSFER OF ASSETS...................................................      14
                  6C(7).   SALE OR DISCOUNT OF, OR LIEN UPON, RECEIVABLES.......................      15
                  6C(8).   RELATED PARTY TRANSACTIONS...........................................      15
                  6C(9).   SALE AND LEASE-BACK..................................................      15
                  6C(10).  SUBSIDIARY DIVIDEND RESTRICTIONS.....................................      15
                  6D.      ISSUANCE OF STOCK BY SUBSIDIARIES....................................      16
                  6E.      AMENDMENT TO BANK AGREEMENT..........................................      16

         7.       EVENTS OF DEFAULT.............................................................      16
                  7A.      ACCELERATION.........................................................      16
                  7B.      RESCISSION OF ACCELERATION...........................................      20
                  7C.      NOTICE OF ACCELERATION OR RESCISSION.................................      20
                  7D.      OTHER REMEDIES.......................................................      20

         8.       REPRESENTATIONS, COVENANTS AND WARRANTIES.....................................      20
                  8A.      ORGANIZATION; CAPITAL STOCK..........................................      20
                  8B.      FINANCIAL STATEMENTS; RESTRICTED PAYMENTS............................      21
                  8C.      ACTIONS PENDING......................................................      21

                  8D.      OUTSTANDING DEBT.....................................................      21
                  8E.      TITLE TO PROPERTIES..................................................      22
                  8F.      ENVIRONMENTAL COMPLIANCE.............................................      22
                  8G.      TAXES................................................................      22
                  8H.      CONFLICTING AGREEMENTS AND OTHER MATTERS.............................      22
                  8I.      OFFERING OF SECURITIES...............................................      23
                  8J.      REGULATION G, ETC....................................................      23
                  8K.      ERISA................................................................      23
                  8L.      GOVERNMENTAL CONSENT.................................................      24
                  8M.      REPRESENTATION RE LUCENT AND ANY OTHER MATERIAL CONTRACTS............      24
                  8N.      REGULATORY STATUS....................................................      24
                  8O.      RULE 144A............................................................      24
                  8P.      ABSENCE OF FINANCING STATEMENTS, ETC.................................      24
                  8Q.      ESTABLISHMENT OF SECURITY INTEREST...................................      25
                  8R.      POSSESSION OF INTELLECTUAL PROPERTY..................................      25
                  8S.      DISCLOSURE...........................................................      25

         9.       REPRESENTATIONS OF PRUDENTIAL.................................................      26
                  9A.      NATURE OF PURCHASE...................................................      26
                  9B.      SOURCE OF FUNDS......................................................      26

         10.      DEFINITIONS; ACCOUNTING MATTERS...............................................      26
                  10A.     YIELD-MAINTENANCE TERMS..............................................      26
                  10B.     OTHER TERMS..........................................................      28
                  10C.     ACCOUNTING AND LEGAL PRINCIPLES, TERMS AND DETERMINATIONS............      37

         11.      MISCELLANEOUS.................................................................      37
                  11A.     NOTE PAYMENTS........................................................      37
                  11B.     EXPENSES.............................................................      37
                  11C.     CONSENT TO AMENDMENTS................................................      38
                  11D.     FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES;
                           LIMITATION ON TRANSFER OF NOTES......................................      38
                  11E.     PERSONS DEEMED OWNERS; PARTICIPATIONS................................      39
                  11F.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.........      39
                  11G.     SUCCESSORS AND ASSIGNS...............................................      40
                  11H.     NOTICES..............................................................      40
                  11I.     DESCRIPTIVE HEADINGS.................................................      40
                  11J.     SATISFACTION REQUIREMENT.............................................      40
                  11K.     PAYMENTS DUE ON NON-BUSINESS DAYS....................................      40
                  11L.     GOVERNING LAW........................................................      40
                  11M.     COUNTERPARTS.........................................................      41
                  11N.     INDEPENDENCE OF COVENANTS............................................      41
                  11O.     PURCHASE PRICE ALLOCATION............................................      41

    11P.    BINDING AGREEMENT........................................42


PURCHASER SCHEDULE

EXHIBIT A-1 -- FORM OF SERIES A NOTE

EXHIBIT A-2 -- FORM OF SERIES B NOTE

EXHIBIT B -- FORM OF OPINION OF COMPANY'S COUNSEL

SCHEDULE 6C(1) -- LIENS SECURING DEBT

SCHEDULE 8A -- SUBSIDIARIES AND AFFILIATES OF THE COMPANY

SCHEDULE 8R -- MATERIAL INTELLECTUAL PROPERTY

                                   DATUM INC.
                                9975 Toledo Way
                                Irvine, CA 92718



                                                        As of September 27, 1996

The Prudential Insurance Company
  of America ("PRUDENTIAL")
c/o Prudential Capital Group
Four Embarcadero Center
Suite 2700
San Francisco, California  94111


Gentlemen:

         The undersigned, Datum Inc. (herein called the "COMPANY"), hereby agrees with you as follows:

         1A. AUTHORIZATION OF ISSUE OF SERIES A SECURED NOTES. The Company has authorized the issue of its Series A secured promissory notes (herein called the "SERIES A NOTES") in the aggregate principal amount of $6,000,000, to be dated the date of issue thereof, to mature September 27, 2000, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 9.07% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-1 hereto. The terms "SERIES A NOTE" and "SERIES A NOTES" as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement and each Series A Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision.

         1B. AUTHORIZATION OF SERIES B SECURED NOTES. The Company has authorized the issue of its Series B secured promissory notes (herein called the "SERIES B NOTES") in the aggregate principal amount of $12,000,000, to be dated the date of issue thereof, to mature September 27, 2003, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 10.25% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-2 hereto. The terms "SERIES B NOTE" and "SERIES B NOTES" as used herein shall include each Series B Note delivered pursuant to any provision of this Agreement and each Series B Note delivered in substitution or exchange for any such Series B Note pursuant to any such provision. The terms "NOTE" and "NOTES" as used herein shall include each Series A Note and each Series B Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.

         1C. AUTHORIZATION OF COMMON STOCK PURCHASE WARRANT. The Company has authorized the issue of its common stock purchase warrant (herein called the "WARRANT" and, together with the Notes, the "SECURITIES") for the purchase of 175,000 shares of its Common Stock, $.25 par value per share.

         2. PURCHASE AND SALE OF SECURITIES. The Company hereby agrees to sell to Prudential and, subject to the terms and conditions herein set forth, Prudential agrees to purchase from the Company, (i) the Notes at 100% of the aggregate principal amount thereof and (ii) the Warrant for a purchase price of $17.50. The Company will deliver to Prudential at the offices of O'Melveny & Myers, 400 South Hope Street, Los Angeles, California, the Securities registered in its name, in each case in the denomination or denominations specified in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds as contemplated by paragraph 3G on the date of closing, which shall be September 27, 1996 or any other date prior to October 7, 1996 upon which the Company and Prudential may mutually agree (herein called the "CLOSING DAY").

         3. CONDITIONS OF CLOSING. Prudential's obligation to purchase the Securities is subject in each case to the satisfaction, on or before the Closing Day, of the following conditions:

         3A. OPINION OF COMPANY'S COUNSEL. On the Closing Day, Prudential shall have received from Stradling Yocca Carlson & Rauth, special counsel to the Company, a favorable opinion satisfactory to Prudential and substantially in the form of Exhibit B attached hereto. The Company hereby directs such counsel to deliver such opinion, and agrees that the issuance and sale of the Securities will constitute a reconfirmation of such direction.

         3B. OPINION OF PRUDENTIAL'S SPECIAL COUNSEL. Prudential shall have received from O'Melveny & Myers LLP, special counsel for Prudential in connection with this transaction, a favorable opinion satisfactory to Prudential as to such matters incident to the matters herein contemplated as it may reasonably request.

         3C. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of the Closing Day; there shall exist on such day no Default or Event of Default; and the Company shall have delivered to Prudential an officer's certificate, dated the Closing Day, to both such effects.

         3D. STRUCTURING FEE. The Company shall have paid to Prudential a $125,000 non-refundable structuring fee (the "Structuring Fee").

         3E. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Securities to be purchased on the Closing Day on the terms and conditions herein provided (including the use of the proceeds of the Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject Prudential to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and Prudential shall have received such certificates or other evidence it may request to establish compliance with this condition.

         3F. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to Prudential, and Prudential shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         3G. PAYOFF LETTER; DISBURSEMENT INSTRUCTIONS. On or before the Closing Day, Prudential shall have received disbursement instructions from the Company, directing that the purchase price of the Securities be paid directly to the Bank in satisfaction of indebtedness owed to the bank.

         3H. DOCUMENTS. Prudential shall have received the following documents, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to Prudential, and on the Closing Day in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:

                  (i) security agreements, general pledge agreements, patent collateral assignment agreements and assignments of leases and rents made by the Company and the

         Subsidiaries in favor of the Collateral Agent (together with any other such security agreements entered into for the benefit of the Collateral Agent as contemplated by the Intercreditor Agreement as the same may be amended, modified, or supplemented from time to time, collectively called the "Security Agreements" and individually called a "Security Agreement");

                  (ii) fee mortgages made by Frequency and Time Systems, Inc. With respect to its Beverly, Massachusetts, facility and by Austron, Inc., with respect to its Austin, Texas, facility in favor of the Collateral Agent in the form of (together with any other mortgages entered into for the benefit of the Collateral Agent as contemplated by the Intercreditor Agreement, as the same may be amended, modified, or supplemented from time to time, collectively called the "Mortgages" and individually called a "Mortgage");]

                  (iii) the guaranty for the benefit of the Collateral Agent of the Subsidiary Guarantors with respect to the Notes and the Bank Debt (such guaranty, together with any other guarantees of Subsidiaries provided as contemplated by such guaranty or the Intercreditor Agreement, as the same may be amended, modified or supplemented from time to time, collectively called the "Subsidiary Guarantees" and individually called a "Subsidiary Guaranty");

                  (iv) the intercreditor agreement dated the date hereof among the Collateral Agent, the Bank and Prudential (as amended, modified or supplemented from time to time, the "INTERCREDITOR AGREEMENT"); and

                  (v) such other certificates, documents and agreements as Prudential may request.

         3I. CERTIFICATES OF INSURANCE. Prudential shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Day, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise confirming that insurance has been obtained in accordance with the provisions of this Agreement and the Security Documents and
(ii) certified copies of all policies evidencing such insurance, or certificates therefor signed by the insurer or an agent authorized to bind the insurer.

         3J. NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries shall have occurred or be threatened since December 31, 1995, as determined by Prudential.

         3K. ENVIRONMENTAL ASSESSMENTS. The Company shall have delivered to Prudential phase 1 environmental assessments prepared in 1994 by Recon Environmental Corp. ("Recon") with respect to facilities of Subsidiaries located in Beverly, Massachusetts and Austin, Texas; Recon shall have consented in writing to Prudential's reliance thereon; and such assessments and consent shall be in form and content satisfactory to Prudential. Further, Prudential shall be satisfied with the environmental condition of all of the real property owned or leased by the Company and its Subsidiaries.

         3L. BANK FACILITY. The Company shall have entered into a two-year committed revolving credit facility with aggregate borrowing availability of at least $5,000,000 with Bank, which facility shall have terms and conditions which are satisfactory to Prudential.

         3M. CAPITAL STOCK.The Company shall have delivered to Prudential a certificate dated the Closing Day setting forth (i) the number of shares of its Common Stock which were outstanding on August 13, 1996 and (ii) the number of shares of its Common Stock which were subject to acquisition or purchase on August 13, 1996 pursuant to then outstanding options, warrants, convertible securities and any other stock acquisition or purchase rights.

         3N. FEES AND EXPENSES. In addition to the Structuring Fee, the Company shall have paid (i) such fees and expenses of Prudential's special counsel as Prudential shall have required to have been paid on or before the Closing Day (which fees shall not include any amounts attributable to the drafting of this Agreement or the Warrant) and (ii) such fees and expenses of environmental consultants retained by Prudential in connection with the transactions contemplated hereby as Prudential shall have required to have been paid on or before the Closing Day.

         4. PREPAYMENTS OF NOTES. The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraph 4A and also under the circumstances set forth in paragraph 4B. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 or purchase of Notes pursuant to paragraph 5E shall not reduce or otherwise affect its obligation to make any prepayment as specified in paragraph 4A.

         4A(1). REQUIRED PREPAYMENTS OF SERIES A NOTES. Until the Series A Notes shall be paid in full, the Company shall apply to the prepayment of the Series A Notes, without Yield- Maintenance Amount, $1,500,000 on March 27 and September 27 in each year, commencing March 27, 1999 and through March 27, 2000. The remaining unpaid principal amount of the Series A Notes, together with interest accrued thereon, shall become due on the maturity date of the Series A Notes.

         4A(2). REQUIRED PREPAYMENTS OF SERIES B NOTES. Until the Series B Notes shall be paid in full, the Company shall apply to the prepayment of the Series B Notes, without Yield-

Maintenance Amount, $2,000,000 on March 27 and September 27 in each year, commencing March 27, 2001 and through March 27, 2003. The remaining unpaid principal amount of the Series B Notes, together with interest accrued thereon, shall become due on the maturity date of the Series B Notes.

         4B(1). OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT. The Notes shall be subject to prepayment by Series, in whole or in part, at the option of the Company, in multiples of $500,000 (or, if less, the then remaining principal amount of all Notes of such Series), at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note of such Series. Any partial prepayment of a Series of Notes pursuant to this paragraph 4B(1) shall be applied in satisfaction of required payments of principal of such Series on a pro rata basis.

         4B(2). PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT PURSUANT TO INTERCREDITOR AGREEMENT. If amounts are to be applied to the principal of any Notes pursuant to the terms of the Intercreditor Agreement, interest owing thereon to the prepayment date and the Yield- Maintenance Amount, if any, with respect to each Note shall be due and payable on such date. Any partial prepayment of a Series of Notes pursuant to this paragraph 4B(2) shall be applied in satisfaction of required payments of principal of such Series on a pro rata basis.

         4C. NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note of a Series irrevocable written notice of any optional prepayment of the Notes of such Series pursuant to paragraph 4B(1) not less than five Business Days prior to the prepayment date, specifying (i) such prepayment date, (ii) the aggregate principal amount of the Notes of such Series to be prepaid on such date, (iii) the principal amount of the Notes of such holder to be prepaid on such date, and (iv) stating that such optional prepayment is to be made pursuant to paragraph 4B(1). Notice of optional prepayment having been given as aforesaid, the principal amount of the Notes of such Series specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B(1), give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder of the Notes of the Series to be prepaid which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

         4D. PARTIAL PAYMENTS PRO RATA. Upon any partial prepayment of the Notes of a Series pursuant to paragraph 4A or 4B, the principal amount so prepaid shall be allocated to all Notes of such Series at the time outstanding (including, for the purpose of this paragraph 4D only, all Notes of such Series prepaid or otherwise retired or purchased (including a purchase pursuant to paragraph 5E) or otherwise acquired by the Company or any of its Subsidiaries or Affiliates, other than by prepayment pursuant to paragraph 4A or 4B) in proportion to the respective outstanding principal amounts thereof.

         4E. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A or 4B, upon exercise of a put option pursuant to paragraph 5E, or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, any Notes unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

         5. AFFIRMATIVE COVENANTS.

         5A. FINANCIAL STATEMENTS. The Company covenants that it will deliver in duplicate (a) to each holder of Notes in the case of items described in clauses
(i) through (iii) below and (b) to each Significant Holder in the case of items described in clauses (iv) through (vi) below:

                  (i) as soon as practicable and in any event within 60 days after the end of each of the first three fiscal quarters in each fiscal year (or, if earlier, the date on which such financial information is first provided to any other creditor of the Company), consolidating and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the fiscal year to the end of such fiscal quarter, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company;

                  (ii) as soon as practicable and in any event within 105 days after the end of each fiscal year (or, if earlier, the date on which such financial information is first provided to any other creditor of the Company), consolidating and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s), in the case of the consolidated statements reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s) and in the case of the consolidating statements certified by an authorized financial officer of the Company;

                  (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                  (iv) promptly upon receipt thereof, a copy of each management letter and other report submitted to the management or board of directors of the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

                  (v) as soon as practicable and in any event within thirty days after the first day of each fiscal year, Company management's projected consolidating and consolidated statements of income and cash flows for each fiscal quarter of such fiscal year, along with projected consolidating and consolidated balance sheets as of the last day of each such fiscal quarter, setting forth in each case in comparative form consolidating and consolidated figures from the corresponding period in the preceding fiscal year; and

                  (vi) with reasonable promptness, such other financial data and other information as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each holder of Notes a certificate of a Responsible Officer (a) demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A(1), 6A(2), 6A(3), 6B, 6C(1), 6C(2), 6C(3)(vi) and 6C(6) and (b) stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (i) above, the Company will deliver to each holder of Notes a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default or, if they have obtained knowledge of any Event of Default or

Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each holder of Notes an officer's certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

         5B. INFORMATION REQUIRED BY RULE 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities
Act) designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit the holder's compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

         5C. INSPECTION OF PROPERTY. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense (or, upon the occurrence and during the continuance of an Event of Default, at the Company's expense), to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

         5D. COVENANT TO SECURE NOTES EQUALLY. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

         5E. PUT OPTION. The Company covenants that within two Business Days after any Responsible Officer shall obtain knowledge of the occurrence of a Change of Control, the Company shall provide each holder of Notes written notice thereof, describing in reasonable detail the facts and circumstances constituting such Change of Control. If at any time on or prior to the tenth Business Day after receipt of written notice of such Change of Control, any holder of Notes shall request in writing that the Company purchase such holder's Notes, the Company shall, on a date determined by the Company (which date shall be a Business Day not later than five Business Days after such tenth Business Day), purchase (and each such requesting holder shall sell) all of the Notes of such requesting holders at a purchase price equal to the aggregate outstanding principal amount thereof, together with interest thereon to the date of purchase and the Yield-Maintenance Amount, if any, with respect thereto. No holder of any such Note shall be required to make any representation or warranty in connection with such sale, other than with respect to its ownership of its Note.

         5F. MAINTENANCE OF INSURANCE. The Company covenants that it and each Subsidiary will maintain, with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses and, in any event, such insurance as is required to be maintained by the Security Documents. The Company will, upon the request of any Significant Holder, deliver an officer's certificate specifying the details of such insurance then in effect.

         5G. COMPLIANCE WITH LAWS. The Company covenants that it will, and will cause each of its Subsidiaries to, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all applicable laws, statutes, laws, regulations, decrees and orders of governmental and judicial bodies, including all Environmental Laws, except where noncompliance would not materially and adversely affect the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         5H. NATURE OF BUSINESS. The Company covenants that it and its Subsidiaries shall engage, on a consolidated basis, in substantially the same business as engaged in by the Company and Subsidiaries on December 31, 1995.

         5I. MAINTENANCE OF CREDIT FACILITY. The Company shall maintain at all times a committed revolving credit facility with a term of at least two years from inception or renewal (as the case may be) and aggregate borrowing availability of at least $5,000,000 (less amounts actually outstanding thereunder) and, if any such facility is not renewed or replaced at least 90 days prior to its scheduled termination, the Company shall, within two Business Days after such ninetieth day, provide each holder of Notes with notice thereof.

         5J. MAINTENANCE OF PROPERTIES. The Company covenants that it and each Subsidiary will maintain or cause to be maintained in good repair, working order and condition all properties necessary at that time in its business and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

         5K. CORPORATE EXISTENCE, ETC. Except as permitted by paragraph 6C(5) the Company covenants that it will, and will cause all its Subsidiaries to, preserve and keep in full force and effect at all times its corporate existence, and all permits, licenses, franchises and other rights material to its business.

         5L. PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION. The Company will, and will cause each Subsidiary to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and which by law have or might become a Lien upon any of its properties or assets; provided, that no such charge or claim need be paid if being contested in good faith by appropriate proceedings timely initiated and diligently conducted and if such reserves or other appropriate provision, if any, as required by GAAP shall have been made therefor.

         The Company will not consent to or permit the filing of or be a party to any consolidated income tax return on behalf of itself or any of its Subsidiaries with any Person (other than a consolidated return of the Company and its Subsidiaries).

         5M. CERTAIN POST CLOSING COVENANTS.

                  (i) On or before October 15, 1996, the Company will satisfy or cause the satisfaction of each condition precedent set forth in Section 3 that shall have been waived by Prudential.

                  (ii) The Company shall and shall cause its subsidiaries to execute and deliver to the Collateral Agent such trademark collateral assignment agreements and related documents as the Collateral Agent shall request, in form and substance satisfactory to the Collateral Agent, pursuant to which the Collateral Agent shall be granted a first priority perfected Lien on the registered trademarks and service marks referenced in Schedule 8R.

                  (iii) The Company shall cooperate with the Collateral Agent to cause policies of title insurance (or endorsements to existing title insurance policies) with respect to the real property encumbered by the Security Documents to be delivered to the Collateral Agent or before October 15, 1996.

         6. NEGATIVE COVENANTS.

         6A. FINANCIAL COVENANTS. The Company will not permit:

         6A(1). QUICK RATIO. The ratio of Consolidated Quick Assets to Consolidated Current Liabilities to be less than (i) 0.75 to 1.00 at any time from the Closing Day through December 31, 1998 and (ii) 1.00 to 1.00 at any time thereafter;

         6A(2). CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth at any time to be less than $18,600,000 plus, to the extent positive, 70% of Consolidated Net Income for the period, treated as one accounting period, commencing July 1, 1996 and ending on the last day of the fiscal quarter most recently ended as of any date of determination; or

         6A(3). FIXED CHARGE COVERAGE. For any period of four consecutive fiscal quarters, the ratio of (i) Income Available for Fixed Charges to (i) Fixed Charges to be less than (a) 2.00 to 1.00 for each such period ended on or prior to December 31, 1998 and (b) 1.00 to 1.00 for each such period ended thereafter; or

         6A(4). LIQUIDITY. The aggregate amount available to the Company (giving effect to borrowing base and other limitations) under the line of credit in the Bank Agreement to at any time be less than the sum of 20% of the book value of the inventory and 65% of the book value of the accounts receivable in each case of the Company and Subsidiaries on a consolidated basis, or, if less, the stated amount of the line of credit.

         6B. RESTRICTED PAYMENTS. The Company covenants that it will not, and will not permit any Subsidiary to, make, pay or declare, or commit to make, pay or declare, any Restricted

Payment unless (i) after giving effect to such Restricted Payment the aggregate amount of all Restricted Payments made, paid or declared subsequent to June 30, 1996 would not exceed Consolidated Net Income Available for Restricted Payments and (ii) no Default or Event of Default exists or would exist after giving effect thereto.

         6C. LIEN, DEBT AND OTHER RESTRICTIONS. The Company will not and will not permit any Subsidiary to:

         6C(1). LIENS. Create, assume or suffer to exist at any time any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5D), except:

                  (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP,

                  (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets (including workers' compensation liens, mechanics' liens and materialmens' liens) which do not secure Debt and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

                  (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or a Wholly Owned Domestic Subsidiary,

                  (iv) Liens created by the Security Documents securing the Notes, the Subsidiary Guarantees and, for so long as the Intercreditor Agreement is in full force and effect, the Bank Debt,

                  (v) Liens consisting of set-off or similar rights for the benefit of Bank, provided that the Intercreditor Agreement is in full force and effect,

                  (vi) Liens securing Debt outstanding on the date of this Agreement (excluding any extension or refinancing thereof), in each case as set forth on Schedule 6C(1), and

                  (vii) additional Liens securing Debt (exclusive of the Bank
         Debt), provided that Priority Debt shall at no time exceed 20% of Consolidated Tangible Net Worth;

         6C(2). DEBT. Create, incur, assume or suffer to exist at any time any Debt, except:

                  (i) Debt of any Subsidiary to the Company or a Wholly Owned Domestic Subsidiary,

                  (ii) Debt evidenced by the Notes, the Subsidiary Guarantees and the Bank Debt, and

                  (iii) other Debt;

provided that (a) the aggregate amount of Debt (without duplication) permitted by clauses (ii) and (iii) above shall not exceed an amount equal to (1) 65% of Total Capitalization at any time through December 31, 1996, (2) 60% of Total Capitalization at any time thereafter through December 31, 1998, (3) 55% of Total Capitalization at any time thereafter through December 31, 2000 or (4) 50% of Total Capitalization at any time thereafter and (b) Priority Debt shall at no time exceed 20% of Consolidated Tangible Net Worth;

         6C(3). LOANS, ADVANCES AND INVESTMENTS. Make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except:

                  (i) loans or advances to, and stock, obligations or other securities of, a Subsidiary or a corporation which immediately after the purchase or acquisition of such stock, obligations or other securities will be a Subsidiary,

                  (ii) direct obligations of, or obligations guaranteed by, or repurchase agreements which are at all times fully collateralized by direct obligations of, the United States of America maturing not more than one year from the date of purchase thereof,

                  (iii) investments in commercial paper rated P-1 by Moody's Investors Service, Inc. ("MOODY'S") or A-1 by Standard & Poor's Corporation ("S&P") maturing not more than 270 days from the date of purchase thereof,

                  (iv) demand and time deposits with, and certificates of deposit issued by, any commercial bank or trust company (a) organized under the laws of the United States or any of its states, (b) having equity capital in excess of $250,000,000, and (c) rated "A" or better by Moody's or S&P, in each case (x) payable in the United States in United States dollars, and (y) which mature within one year from the date acquired,

                  (v) state or municipal general obligation bonds or notes rated "A" or better by S&P or Moody's and maturing not more than one year from the date of purchase, and

                  (vi) other loans, advances and investments, provided that the aggregate amount thereof, at original cost, at no time exceeds an amount equal to 15% of Consolidated Tangible Net Worth;

         6C(4). SALE OF STOCK AND DEBT OF SUBSIDIARIES. Sell or otherwise dispose of, or part with control of, any shares of stock or Debt of any Subsidiary, except to the Company or a Wholly Owned Domestic Subsidiary, and except that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Debt so sold; provided that (i) such sale or other disposition, if treated as a Transfer of assets of such Subsidiary, would be permitted by paragraph 6C(6) and (ii) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6C(4));

         6C(5). MERGER AND CONSOLIDATION. Merge or consolidate with or into any other Person, except that:

                  (i) any Subsidiary may merge or consolidate with or into the Company, provided that the Company is the continuing or surviving corporation,

                  (ii) any Subsidiary may merge or consolidate with or into a Wholly Owned Domestic Subsidiary, provided that the Wholly Owned Domestic Subsidiary is the continuing or surviving corporation, and

                  (iii) the Company may merge with any other corporation, provided that (a) the Company shall be the continuing or surviving corporation and (b) no Default or Event of Default exists or would exist immediately after giving effect to such merger;

         6C(6). TRANSFER OF ASSETS. Transfer any of its assets except that:

                  (i) any Subsidiary may Transfer assets to the Company or a Wholly Owned Domestic Subsidiary,

                  (ii) the Company or any Subsidiary may sell inventory in the ordinary course of business and assets no longer used or useful in its business if such assets are obsolete, and

                  (iii) the Company or any Subsidiary may otherwise Transfer assets, provided that after giving effect thereto (a) the Twelve Month Percentage of Earnings Capacity Transferred pursuant to this clause
         (iii) and the proviso in paragraph 6C(4) shall not exceed 10% (or, to the extent in excess of 10%, such excess is applied on the date of Transfer to the prepayment of the Notes pursuant to paragraph 4B(1)),
         (b) the Twelve Month Percentage of Assets Transferred pursuant to this clause (iii) and the proviso in paragraph 6C(4) shall not exceed 10% (or, to the extent in excess of 10%, such excess is applied on the date of Transfer to the prepayment of the Notes pursuant to paragraph 4B(1)), (c) the Aggregate Percentage of Earnings Capacity Transferred pursuant to this clause (iii) and the proviso in paragraph 6C(4) shall not exceed 25% and (d) the Aggregate Percentage of Total Assets Transferred pursuant to this clause (iii) and the proviso in paragraph 6C(4) shall not exceed 25%.

         6C(7). SALE OR DISCOUNT OF, OR LIEN UPON, RECEIVABLES. Sell with recourse, or discount or otherwise sell for less than the face value thereof, or subject to a Lien (other than Liens securing the Notes, the Subsidiary Guarantees and, to the extent the Intercreditor Agreement is in full force and effect, the Bank Debt), any of its notes or accounts receivable;

         6C(8). RELATED PARTY TRANSACTIONS. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Related Party, other than (i) any such transactions which are demonstrably no less advantageous to the Company or a Subsidiary than an arm's length transaction and (ii) consulting payments to, and medical and other non-cash benefits for, Louis B. Horwitz pursuant to a consulting agreement dated October 9, 1992, as amended or restated from time to time, provided such consulting payments do not exceed $100,000 in any fiscal year;

         6C(9). SALE AND LEASE-BACK. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary; or

         6C(10). SUBSIDIARY DIVIDEND RESTRICTIONS. Enter into, or be otherwise subject to, any contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the payment of, dividends by any Subsidiary or repayment by any Subsidiary of obligations owed to the Company or any other Subsidiary, other than limitations on such payments and repayments to the extent applicable only to minority interests.

         6D. ISSUANCE OF STOCK BY SUBSIDIARIES. The Company covenants that it will not permit any Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of any shares of any class of such Subsidiary's stock (other than directors' qualifying shares) except to the Company or a Wholly-Owned Domestic Subsidiary.

         6E. AMENDMENT TO BANK AGREEMENT. The Company covenants that it will not, without the written consent of the Required Holders, enter into any amendment of, or accept any consent or waiver under, the Bank Agreement, if the effect thereof would be to (i) modify sections 5.9, 6 or 7 thereof (or to add new operational or financial covenants or defaults thereto), (ii) reduce the amount of the line of credit available thereunder, or (iii) increase the line of credit available thereunder to an amount in excess of $13,500,000.

         7. EVENTS OF DEFAULT.

         7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (i) the Company defaults in the payment of any principal of or Yield- Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                  (ii) the Company defaults in the payment of any interest on any Note for more than 5 days after the date due; or

                  (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other Debt beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such Debt (or a trustee on behalf of such holder or holders) to cause, such Debt to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that (a) the aggregate amount of all Debt as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $1,000,000 or (b) such Debt is the Bank Debt (regardless of the amount thereof); or

                  (iv) any representation or warranty made by the Company herein or in the Warrant or by the Company, any Subsidiary or any of their officers in any writing furnished in connection with or pursuant to this Agreement or the Warrant shall be false in any material respect on the date as of which made; or

                  (v) the Company fails to perform or observe any agreement contained in paragraph 5D, 5E or 6; or

                  (vi) the Company fails to perform or observe any other agreement, term or condition contained herein or any material agreement, term or condition in the Warrant and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

                  (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                  (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                  (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                  (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                  (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                  (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent 10% or more, of the consolidated assets of the Company and its Subsidiaries or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed 10% or more of the consolidated net income of the Company and its Subsidiaries for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                  (xiii) a final judgment or judgments in an amount in excess of $2,500,000 are rendered against the Company or any Subsidiary and, within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged; or

                  (xiv) any representation or warranty made by the Company or any Subsidiary in any Security Document or Subsidiary Guaranty or by any of their officers in any writing furnished in connection with or pursuant to any Security Document or Subsidiary Guaranty shall be false or misleading in any material respect on the date as of which made; or

                  (xv) the Company or any Subsidiary shall fail to perform or observe any material agreement, term or condition contained in, or otherwise be in default (beyond any applicable grace period) under, any of the Security Documents or Subsidiary Guarantees to which it is a party; or any of the Security Documents or Subsidiary Guarantees shall fail to be in full force and effect or otherwise shall not be enforceable in accordance with its terms; or the Company or any Subsidiary shall contest or deny the validity or enforceability of, or deny that it has any liability or obligations under, any agreement, term or condition contained in any Security Document or Subsidiary Guaranty to which it is a party; or

                  (xvi) the Collateral Agent does not have, or ceases to have, a valid first priority security interest in all of the Collateral, or the Intercreditor Agreement shall cease to be in full force and effect; or

                  (xvii) (a) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (b) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBCG or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of such proceedings, (c) any "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) exists under any Plan, (d) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV or ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,
         (e) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (f) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (a) through (f) above, either individually or together with any other such event or events, results or could reasonably be expected to result, in aggregate liability of the Company and Subsidiaries in excess of $1,000,000;

then (a) if such event is an Event of Default specified in clause (i) or (i) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or additional notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default hereunder (including an Event of Default described in clause (i) or (ii) of this paragraph 7A), the Required Holder(s) of the Notes may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of such Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and the Yield- Maintenance Amount, if any, with respect to each such Note, without presentment, demand, protest or additional notice of any kind, all of which are hereby waived by the Company.

         7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on such Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to such Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest, overdue principal and Yield-Maintenance Amount at the rate specified herein or in such Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

         7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

         7D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement, such Note and the Security Documents by exercising such remedies as are available to such holder in respect thereof (i) under the Security Documents and (ii) under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or any Security Document or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement or any Security Document upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein, in any Security Document or now or hereafter existing at law or in equity or by statute or otherwise.

         8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

         8A. ORGANIZATION; CAPITAL STOCK. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and each Subsidiary is a corporation duly organized and existing in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver (to the extent a party thereto) this

Agreement, the Securities, the Security Documents, the Subsidiary Guarantees and the Intercreditor Agreement and to perform (to the extent a party thereto) the provisions hereof and thereof. Schedule 8A contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and
(ii) of the Company's Affiliates. All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 8A as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 8A).

         8B. FINANCIAL STATEMENTS; RESTRICTED PAYMENTS. The Company has furnished Prudential with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the years 1993 to 1995, and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for each such year, all reported on by Price Waterhouse LLP; and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at June 30 in each of the years 1996 and 1995 and consolidated statements of income, stockholders' equity and cash flows for the six-month period ended on each such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since December 31, 1995. No Restricted Payment has been made by the Company or any Subsidiary from June 30, 1996 through the Closing Day.

         8C. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         8D. OUTSTANDING DEBT. Upon giving effect to the use of proceeds from the sale of Notes as contemplated by paragraph 8J, neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by paragraph 6C(2). There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

         8E. TITLE TO PROPERTIES. The Company and each Subsidiary has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other properties and assets, including, without limitation, all properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B, subject to no Lien of any kind except Liens permitted by paragraph 6C(1). All leases necessary in any material respect for the conduct of the business of the Company and each Subsidiary are valid and subsisting and are in full force and effect.

         8F. ENVIRONMENTAL COMPLIANCE. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all Environmental Laws, except where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         8G. TAXES. The Company has and each of its Subsidiaries has filed all federal, state, foreign and other income tax returns which, to the best knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

         8H. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement, any Security Document, any Subsidiary Guaranty or the Securities, nor the offering, issuance and sale of the Securities, nor the fulfillment of nor compliance with the terms and provisions hereof, of any Security Document, any Subsidiary Guaranty or of the Securities will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than Liens created for the benefit of the Collateral Agent pursuant to the Security Documents) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders of the Company or Persons with direct or indirect ownership interests in stockholders of the Company), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which prohibits (i) incurrence of the Debt to be evidenced by the Notes or the Subsidiary Guarantees, (ii) issuance of the Warrant, (iii) upon exercise of the Warrant, issuance of the common stock purchasable thereunder or (iv) the granting of the Liens purported to be granted by the Security Documents.

         8I. OFFERING OF SECURITIES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes, the Warrant or any similar security of the Company for sale to, or solicited any offers to buy the Notes, the Warrant or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than not more than 25 Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities of Blue Sky law of any applicable jurisdiction.

         8J. REGULATION G, ETC. The proceeds of sale of the Notes will be used to repay existing indebtedness owed to the Bank. None of the proceeds of any Note will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

         8K. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the

Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of Prudential's representation in paragraph 9B as to the source of funds to be used by it to purchase the Notes.

         8L. GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Securities or the use of the proceeds thereof is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (excluding routine filings with respect to the Notes to be made after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities and the filing of appropriate notices for perfection of security interests) in connection with (i) the execution and delivery of this Agreement, any Security Document or any Subsidiary Guaranty, (ii) the offering, issuance, sale or delivery of the Securities, or (iii) the fulfillment of or compliance with the terms and provisions hereof, of the Securities, any Security Document or any Subsidiary Guaranty.

         8M. REPRESENTATION RE LUCENT AND ANY OTHER MATERIAL CONTRACTS. Neither the Company nor any Subsidiary has received notice or is otherwise aware that any contract material to its business (including the Lucent Contract) has been or will be terminated, or that the quantity or price of products sold under any such contract has been or is proposed to be reduced in any material way (exclusive of ordinary quantity fluctuations resulting from the "demand-pull" component of the Lucent Contract and price reductions currently set forth in the Lucent Contract), or that any material amount of product delivered under any such contract is considered to be defective or otherwise unsatisfactory by the purchaser or any user(s) thereof.

         8N. REGULATORY STATUS. Neither the Company nor any Subsidiary is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Act of 1935, as amended, or (iii) a "public utility" within the meaning of the Federal Power Act, as amended.

         8O. RULE 144A. The Securities are not of the same class as securities of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

         8P. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Liens permitted by paragraph 6C(1) hereof, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any of its Subsidiaries or any rights relating thereto.

         8Q. ESTABLISHMENT OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken, that are required to be made or taken on or prior to the Closing Day to establish the Collateral Agent's security interest in the Collateral. With the exception of rights of set-off of the Bank permitted by paragraph 6C(1)(v), the Collateral and the Collateral Agent's rights with respect to the Collateral are not subject to any set off, claims, withholdings or other defenses. The Company or a Subsidiary (as the case may be) is the owner of the Collateral described in each Security Document free from any Lien, except for Liens in favor of the Collateral Agent and Liens permitted by paragraph 6C(1)(vi).

         8R. POSSESSION OF INTELLECTUAL PROPERTY. Except as set forth on
Schedule 8R, neither the Company nor any Subsidiary has any patents, trademarks, service marks, trade names, copyrights or similar intellectual property (collectively, "Intellectual Property") which are material to the conduct of its business. The Company and its Subsidiaries possess, free from burdensome restriction, all Intellectual Property that are necessary in any material respect for the ownership, maintenance and operation of their business, properties and assets, and, to the knowledge of the Company, neither the Company nor any Subsidiary has infringed upon or violated the Intellectual Property of any third party. The Company is not aware of any material violation by any third party of any Intellectual Property of the Company or any Subsidiary. All patents of the Company and Subsidiaries are pledged as security to the Collateral Agent for the benefit of the Bank and the holder of the Note and filings reflecting such pledges are of record in the United States Patent and Trademark Office.

         8S. DISCLOSURE. Neither this Agreement, the Warrant, any Security Document, any Subsidiary Guaranty nor any other document or certificate furnished by or on behalf of the Company or any Subsidiary in connection with this Agreement, any Security Document, any Subsidiary Guaranty or the issuance of the Securities (including, without limitation, the Confidential Information Memorandum distributed by ABN AMRO Inc. when read in conjunction with the Company's reports filed pursuant to the Exchange Act) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries which has not been set forth in this Agreement or in the other documents, certificates and statements furnished in connection with the transactions contemplated hereby by or on behalf of the Company prior to the date hereof or any date on which this representation is repeated or confirmed in connection with the transactions contemplated hereby. All financial projections delivered by the Company to Prudential are reasonable based upon the assumptions stated therein and the best information available to the officers of the Company.

         9. REPRESENTATIONS OF PRUDENTIAL. Prudential represents as follows:

         9A. NATURE OF PURCHASE. It is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of its property shall at all times be and remain within its control.

         9B. SOURCE OF FUNDS. No part of the funds being used by it to pay the purchase price of the Notes being purchased by it hereunder constitutes assets allocated to any separate account maintained by it in which any employee benefit plan, other than employee benefit plans identified on a list (if any) which has been furnished by it to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

         10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

         10A. YIELD-MAINTENANCE TERMS.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

                  "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or purchased by the Company pursuant to paragraph 5E or becomes immediately due and payable pursuant to paragraph 7A, as the context requires.

                  "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any

Series A Note, 1.00% over, and with respect to any Series B Note, .75% over, the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (i) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

                  "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

                  "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or purchased pursuant to paragraph 5E or becomes immediately due and payable pursuant to paragraph 7A, as the context requires.

                  "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (i) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

         10B. OTHER TERMS.

                  "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company or another specified Person, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "AGGREGATE PERCENTAGE OF EARNINGS CAPACITY TRANSFERRED" shall mean, with respect to the period commencing on July 1, 1996 and ending on the last day of the fiscal quarter most recently ended as of any date of determination, the sum of the Percentages of Earnings Capacity Transferred for each asset of the Company and Subsidiaries Transferred during such period pursuant to clause (iii) of paragraph 6C(6) or the proviso in paragraph 6C(4).

                  "AGGREGATE PERCENTAGE OF TOTAL ASSETS TRANSFERRED" shall mean the sum of the Percentages of Total Assets Transferred for each asset of the Company and Subsidiaries that is Transferred pursuant to clause (iii) of paragraph 6C(6) or the proviso in paragraph 6C(4) during the period commencing on July 1, 1996 and ending on any date of determination.

                  "BANK" shall mean Wells Fargo Bank N.A. and any other provider of Bank Debt to the Company.

                  "BANK AGREEMENT" shall mean the Amended and Restated Credit Agreement dated as of September 27, 1996, between the Company and the Bank.

                  "BANK DEBT" shall mean Debt of the Company incurred and outstanding pursuant to the Bank Agreement and guaranteed by the Subsidiary Guarantors, or any replacement facility providing for aggregate borrowings of at least $5,000,000, the lender or lenders under which have become party to the Intercreditor Agreement.

                  "BANKRUPTCY LAW" shall have the meaning specified in clause
(viii) of paragraph 7A.

                  "BUSINESS DAY" shall have the meaning specified in paragraph 10A.

                  "CAPITAL STOCK" of any Person, shall mean any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person or partnership interests and any warrants, options or other rights to acquire such stock or interests.

                  "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

                  "CHANGE OF CONTROL" shall mean (i) an event or series of events by which any Person or Persons or other entities acting in concert as a partnership or other group (a "Group of Persons"), shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act), of 50% or more of the Voting Power of the Company, (ii) the Company is merged with or into another corporation with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than a majority of the combined Voting Power of the Person surviving the transaction,
(iii) the direct or indirect Transfer of all or substantially all of the assets of the Company to any Person or Group of Persons or (iv) the failure of any person nominated by management to be elected to the Company's board of directors to be so elected in any contested board election, with the result that a majority of the persons elected to serve on the Company's board of directors have not been nominated for election by management.

                  "CLOSING DAY" shall have the meaning provided in paragraph 2A.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COLLATERAL" shall mean the property and rights purported to be pledged as security pursuant to the Security Documents.

                  "COLLATERAL AGENT" shall mean Wells Fargo Bank N.A. and any successor thereto as such under the Intercreditor Agreement.

                  "COMPANY" shall have the meaning specified in the introductory paragraph of this Agreement.

                  "CONSOLIDATED CURRENT LIABILITIES" shall mean, as at any time of determination thereof, the consolidated current liabilities of the Company and its Subsidiaries.

                  "CONSOLIDATED NET INCOME" shall mean, as to any period, consolidated gross revenues of the Company and Subsidiaries less all operating and non-operating expenses for such period, including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but excluding from gross revenues (i) any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets),
(i) any gains resulting from the write-up of assets, (i(i) any equity in the unremitted earnings of any Person which is not a Subsidiary, (iv) any earnings of any Person acquired through purchase, merger or consolidation or otherwise for any fiscal period prior to the fiscal period of acquisition, (v) any extraordinary gain or loss or (vi) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary.

                  "CONSOLIDATED NET INCOME AVAILABLE FOR RESTRICTED PAYMENTS" shall mean an amount equal to (a) $500,000 plus (b) 25% (or minus 100% in the case of a deficit) of Consolidated Net Income for the period (taken as one accounting period) commencing on July 1, 1996 and terminating at the end of the last fiscal quarter preceding the date of any proposed Restricted Payment, plus
(c) the aggregate net cash proceeds received by the Company from the sale of its capital stock subsequent to the Closing Day (exclusive of capital stock sold to Subsidiaries and capital stock which is subject to mandatory redemption or which can be put to the Company or a Subsidiary at the option of the holder thereof).

                  "CONSOLIDATED QUICK ASSETS" shall mean, as of any time of determination thereof, the aggregate amount of cash, cash equivalents and accounts receivable of the Company and Subsidiaries, determined on a consolidated basis.

                  "CONSOLIDATED TANGIBLE NET WORTH" shall mean, as at any time of determination thereof, the sum of (i) the stated or par value of the Company's capital stock of all classes, plus (or minus in the case of a surplus deficit), (ii) the amount of the Company's consolidated surplus, whether capital or earned, plus (iii) the amount of the Company's paid in capital, less (iv) the amount of any treasury stock and other contra-equity accounts of the Company, less (v) the amount of any Intangibles, less (vi) the amount of any foreign currency translation adjustment.

                  "DEBT" shall mean, with respect to any Person without duplication, (i) indebtedness for borrowed money (including purchase money and similar obligations) payable within one year of the date of creation (exclusive of trade and taxes payables), (ii) any obligation payable more than one year from the date of creation thereof which in accordance with GAAP should be shown on a balance sheet as a liability (including Capitalized Lease Obligations but excluding (a) reserves for deferred taxes (b) long term compensation and severance obligations in existence on June 30, 1996 and (c) post-retirement benefit liabilities in accordance with Financial Accounting Standards Board Statement No. 106), (ii(i) any obligation of the sort described in clause (i) or
(ii) which is secured by any Lien on property owned by such Person, whether or not the obligation secured thereby shall have been assumed by such Person, (iv) all mandatorily redeemable capital stock of such Person, (v) if such Person is a Subsidiary, all preferred stock of such Person (except to the extent held by the Company or a Wholly-Owned Domestic Subsidiary), (vi) all obligations of such Person with respect to letters of credit and similar instruments and (vii) all obligations with respect to which such Person has become liable by way of a Guarantee.

                  "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

                  "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "FIXED CHARGES" shall mean, for any period, the aggregate amount of (i) interest expense (including, without limitation, all commissions, discounts or related amortization and other fees and charges with respect to letters of credit and bankers' acceptance financing and the net costs associated with interest swap obligations, amortization of debt expense and original issue discount and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method), (ii) operating lease and rent expense and (iii) required principal payments on Funded Debt (other than the Bank Debt) of the Company and Subsidiaries determined on a consolidated basis.

                  "FUNDED DEBT" shall mean Debt due more than one year from the date of creation thereof, including in any event the Bank Debt.

                  "GAAP" shall mean generally accepted accounting principles, as in existence from time to time, applied on a basis consistent with the financial statements delivered pursuant to paragraph 5A(i) or, if no such financial statements have been delivered, the most recent financial statements referenced in clause (i) of paragraph 8B.

                  "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit of negotiable instruments in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to

                  (i) purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise),

                  (ii) maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation,

                  (iii) make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof,

                  (iv) rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor, or

                  (v) sell or provide materials, supplies or other property or services, if such agreement (or any related document) requires that payment for such materials, supplies or other property or services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person, in any such case if the purpose, intent or effect of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

                  "INCLUDING" shall mean, unless the context clearly requires otherwise, "including without limitation".

                  "INCOME AVAILABLE FOR FIXED CHARGES" shall mean, for any period, Consolidated Net Income plus, to the extent deducted in the calculation thereof, depreciation, amortization, taxes, extraordinary losses and Fixed Charges (other than Fixed Charges described in clause (i(i) of the definition thereof), and less any extraordinary income included in Consolidated Net Income.

                  "INSTITUTIONAL INVESTOR" shall mean an insurance company, bank, finance company, mutual fund, registered money manager, pension fund, investment company, "qualified institutional buyer" (as such term is defined under Rule 144A promulgated under the Securities Act, or any successor law, rule or regulation) or "accredited investor" (as such term is defined under Regulation D promulgated under the Securities Act, or any successor law, rule or regulation).

                  "INTANGIBLES" shall mean any patents, trademarks, copyrights, trade names, licenses, operating agreements, deferred or capitalized research and development costs, intellectual know-how, software and engineering programs, goodwill (including any amounts, however designated, representing the cost of acquisition of businesses and investments in excess of the book value thereof), unamortized debt discount and expense, any write-up of asset values after June 30, 1996 and any other assets treated as intangible assets under GAAP.

                  "INTERCREDITOR AGREEMENT" shall have the meaning provided in paragraph 3H(iv).

                  "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, deposit agreement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any set-off or similar rights (whether statutory, contractual or arising under law), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

                  "LUCENT CONTRACT" shall mean that certain contract between the Company and Efratom Time and Frequency Products, Inc., on the one hand, and Lucent Technologies Inc. (as successor to AT&T Corp.), on the other hand, dated June 12, 1995.

                  "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" as such term is defined in section 4001(a)(3) of ERISA.

                  "NOTE" and "NOTES" shall have the meaning specified in paragraph 1B.

                  "PERCENTAGE OF EARNINGS CAPACITY TRANSFERRED" shall mean, with respect to each asset Transferred pursuant to clause (iii) of paragraph 6C(6) or the proviso in paragraph 6C(4), the percentage of Consolidated Net Income produced by, or attributable to, such asset during the four fiscal quarter period most recently ended prior to the effective date of such Transfer.

                  "PERCENTAGE OF TOTAL ASSETS TRANSFERRED" shall mean, with respect to each asset Transferred pursuant to clause (iii) of paragraph 6C(6) or the proviso in paragraph 6C(4), the ratio (expressed as a percentage) of (i) the greater of such asset's fair market value or net book value on the date of Transfer to (ii) the book value of the consolidated assets of the Company and Subsidiaries as of the last day of the fiscal quarter immediately preceding the day of Transfer.

                  "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated which, together with the Company, is under common control, as described in section 414(b) or (c) of the Code.

                  "PRIORITY DEBT" shall mean (i) all Debt of Subsidiaries (including all Guarantees by Subsidiaries of Debt of the Company), whether or not secured, other than (a) Debt owed to the Company or a Wholly-Owned Domestic Subsidiary, (b) the Subsidiary Guarantees, (c) the Bank Debt and (d) any such Debt set forth on Schedule 6C(1) and (ii) all Debt of the Company secured by any Lien, other than (x) the Notes, (y) the Bank Debt and (z) any such Debt set forth on Schedule 6C(1).

                  "PRUDENTIAL" shall mean The Prudential Insurance Company of America.

                  "RELATED PARTY" shall mean (i) any director, executive officer or Significant Stockholder, (ii) all persons to whom any Person described in clause (i) is related by blood, adoption or marriage and (iii) all Affiliates of the foregoing Persons.

                  "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

                  "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

                  "RESTRICTED PAYMENTS" shall mean any of the following:

                  (i) any dividend on any class of the Company's or any Subsidiary's capital stock;

                  (ii) any other distribution on account of, or with respect to, any class of the Company's or any Subsidiary's capital stock; and

                  (iii) any redemption, purchase or other acquisition, direct or indirect, of any shares of the Company's or any Subsidiary's capital stock.

Notwithstanding the foregoing, Restricted Payments shall not include: (a) dividends paid, or distributions made, in capital stock of the Person paying or making the dividend or distribution, (b) exchanges of capital stock by a Person for another class of capital stock of such Person, except to the extent that cash or other non-stock value is involved in such exchange or (c) dividends and distributions received by the Company or a Wholly-Owned Domestic Subsidiary. The term "capital stock" as used in this Agreement shall include capital stock, warrants, options and similar rights to purchase capital stock.

                  "SECURITIES" shall have the meaning provided in paragraph 1C.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SECURITY DOCUMENTS" shall mean the Security Agreements and the Mortgages.

                  "SERIES" shall mean the Series A Notes or the Series B Notes, as the case may be.

                  "SIGNIFICANT HOLDER" shall mean (i) Prudential, (ii) any wholly owned subsidiary of Prudential and (iii) any other holder of at least 20% of the aggregate principal amount of the Notes from time to time outstanding.

                  "SIGNIFICANT STOCKHOLDER" shall mean and include any Person (other than Prudential and any Person directly or indirectly controlled by Prudential) who owns, beneficially or of record, directly or indirectly, at any time during any year with respect to which a computation is being made, either individually or together with all persons to whom such Person is related by blood, adoption or marriage, 5% or more of any class of the capital stock of the Company.

                  "SUBSIDIARY" shall mean any corporation of which more than 80% of the Voting Stock is, at the time as of which any determination is being made, owned by the Company either directly or through Wholly-Owned Domestic Subsidiaries.

                  "SUBSIDIARY GUARANTOR" shall mean each Subsidiary which has provided a Subsidiary Guaranty.

                  "SUBSIDIARY GUARANTY" shall have the meaning provided in paragraph 3H.

                  "TOTAL CAPITALIZATION" shall mean, as of any time of determination thereof, the sum of Consolidated Tangible Net Worth and all Debt of the Company and Subsidiaries, exclusive of Debt described in clause (i) of paragraph 6C(2).

                  "TRANSFER" shall mean, with respect to any item, the sale, exchange, conveyance, lease, transfer or other disposition of such item.

                  "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Security purchased under this Agreement.

                  "TWELVE-MONTH PERCENTAGE OF EARNINGS CAPACITY TRANSFERRED" shall mean, with respect to any period of twelve consecutive months, the sum of the Percentages of Earnings Capacity Transferred for each asset of the Company and its Subsidiaries that is Transferred during such period.

                  "TWELVE-MONTH PERCENTAGE OF TOTAL ASSETS TRANSFERRED" shall mean, with respect to any period of twelve consecutive months, the sum of the Percentages of Total Assets Transferred for each asset of the Company and its Subsidiaries that is Transferred during such period.

                  "VOTING POWER" shall mean, with respect to any corporation, the power to vote or designate members of the board of directors of such corporation, whether exercised by virtue of the record ownership of stock, under a close corporation or similar agreement or under an irrevocable proxy.

                  "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "WHOLLY-OWNED DOMESTIC SUBSIDIARY" shall mean a Subsidiary organized under the laws of any state in the United States, all of the capital stock of which is owned by the Company or other Wholly-Owned Domestic Subsidiaries.

         10C. ACCOUNTING AND LEGAL PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Agreement to "GAAP" shall be deemed to refer to GAAP as in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP (without provision of footnotes in the case of unaudited financial statements), applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (i) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause
(i) of paragraph 8B.

         11. MISCELLANEOUS.

         11A. NOTE PAYMENTS. The Company agrees that, so long as Prudential shall hold any Note, it will make payments of principal thereof, Yield-Maintenance Amount, if any, and interest thereon, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit to (i) the account or accounts as specified in the Purchaser Schedule attached hereto or (ii) such other account or accounts in the United States as Prudential may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Prudential agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as Prudential has made in this paragraph 11A.

         11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by Prudential or any Transferee in connection with the Security Documents, the Intercreditor Agreement and the Subsidiary Guarantees, the transactions contemplated hereby and thereby and any subsequent proposed modification requested by the

Company of, or proposed consent under, this Agreement, any Security Document or any Subsidiary Guaranty, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including reasonable attorneys' fees, incurred by Prudential or any Transferee in enforcing (or in determining whether or how to enforce) any rights under this Agreement, any Security Document, any Subsidiary Guaranty or any Security, or in responding to any subpoena or other legal process issued in connection with this Agreement, any Security Document, any Subsidiary Guaranty, any Security or the transactions contemplated hereby or thereby or by reason of Prudential's or any Transferee's having acquired any Security, including, without limitation, costs and expenses incurred in any bankruptcy case. Notwithstanding the immediately preceding sentence, the Company shall have no obligation to reimburse Prudential or any Transferee for (a) expenses incurred in connection with the transfer of any Security (except, in the case of the Warrant, as provided in the Warrant) or
(b) fees and expenses incurred through the Closing Day of special counsel to Prudential to the extent attributable to the drafting of this Agreement or the Warrant. The obligations of the Company under this paragraph 11B shall survive the transfer of any Security or portion thereof or interest therein by Prudential or any Transferee and the payment of any Note.

         11C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes except that, (i) with the written consent of the holders of all Notes of a Series and, if an Event of Default shall have occurred and be continuing, of the holders of all Notes at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest or Yield-Maintenance Amounts payable with respect to such Notes and (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES; LIMITATION

ON TRANSFER OF NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $500,000, except as may be necessary to reflect any principal amount not evenly divisible by $500,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

         11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and any Yield-Maintenance Amount and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

         11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein and in the Securities, the Subsidiary Guarantees and the Security Documents, or made in writing by or on behalf of the Company or any Subsidiary in connection with such documents, shall survive the execution and delivery of this Agreement and the Securities, the transfer by Prudential of any Security or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of Prudential or any Transferee. Subject to the first sentence of this paragraph, this Agreement, the Security Documents, the Subsidiary Guarantees and the Securities embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

         11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement, the Securities and the Security Documents contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not; provided, however, that the Company may not assign its rights or obligations hereunder to any Person.

         11H. NOTICES. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to Prudential, addressed as specified for such communications in the Purchaser Schedule attached hereto, or at such other address as Prudential shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 9975 Toledo Way, Irvine, CA 92718, Attention: Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

         11I. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11J. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to Prudential or to the Required Holder(s), the determination of such satisfaction shall be made by Prudential or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

         11K. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

         11L. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal law of the State of California.

         11M. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         11N. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of an Event of Default or Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by a holder or the holders of the Notes to prohibit (through equitable action or otherwise) the taking of any action by the Company or a Subsidiary which would result in an Event of Default or Default.

         11O. PURCHASE PRICE ALLOCATION. Prudential and the Company agree that the Warrants have no readily ascertainable value within the meaning of the Department of Treasury regulation section 1.1232-3(b)(2)(i)(a). Prudential and the Company further agree, pursuant to the Department of Treasury regulation section 1.1232-3(b)(2)(i)(b) and for the purposes of section 1273(c) of the Code, that (i) the assumed issue price at which the Notes would have been issued had they been issued in a transaction not involving the Warrant would have been $18,000,000 and (i) the purchase price for the Warrant shall be $17.50. The Company and Prudential recognize that the agreements in this paragraph limit the original issue discount that the Company will be entitled to deduct for federal income tax purposes over the life of the Notes to an amount, if any, determined by reference to this paragraph and the Company and Prudential agree to adhere to the agreements set forth in this paragraph for federal income tax purposes.

         11P. BINDING AGREEMENT. When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential.

                                        Very truly yours,

                                        DATUM INC.


                                        By: /s/ David A. Young
                                            ------------------------------------
                                        Its:    CHIEF FINANCIAL OFFICER
                                            ------------------------------------


The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA


By:
     ------------------------------------
     Title: Vice President

                               PURCHASER SCHEDULE

                                   DATUM INC.
                                 SERIES A NOTES


                                                 AGGREGATE
                                                 PRINCIPAL
                                                 AMOUNT OF
                                                 NOTES TO BE        NOTE DENOM-
                                                 PURCHASED          INATION(S)
                                                 ---------          ----------
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA      $6,000,000         $6,000,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

         Account No. 890-0304-391
         Bank of New York
         New York, New York
         (ABA No.:  021-000-018)

         Each sure wire transfer shall set forth the name of the Company, a reference to "9.07% Series A Notes due September 27, 2000, Security No.
         !INV5461!", and the due date and application
         (as among principal, interest and Yield-Maintenance
         Amount) of the payment being made.

(2)      Address for all notices relating to payments:

         The Prudential Insurance Company of America
         c/o Prudential Capital Group
         Gateway Center Three
         100 Mulberry Street
         Newark, New Jersey  07102

         Attention:  Manager, Investment Operations Group
         Telephone:  (201) 802-5260
         Telecopy:   (201) 802-8055

(3)      Address for all other communications and notices:

         The Prudential Insurance Company of America
         c/o Prudential Capital Group
         Four Embarcadero Center
         Suite 2700
         San Francisco, California  94111

         Attention:  Managing Director
         Telecopy:   (415) 398-7310

(4)      Recipient of telephonic prepayment notices:

         Manager, Investment Structure and Pricing
         Telephone:  (201) 802-6660
         Telecopy:    (201) 802-9425

(5)      Tax Identification No.:  22-1211670



                                 SERIES B NOTES


                                                 AGGREGATE
                                                 PRINCIPAL
                                                 AMOUNT OF
                                                 NOTES TO BE        NOTE DENOM-
                                                 PURCHASED          INATION(S)
                                                 ---------          ----------
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA      $12,000,000        $12,000,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

         Account No. 890-0304-391
         Bank of New York
         New York, New York
         (ABA No.:  021-000-018)

         Each such wire transfer shall set forth the name of the Company, a reference to "10.25% Series B
         Notes due September 27, 2003, Security No.
         !INV5461!", and the due date and application
         (as among principal, interest and Yield-Maintenance
         Amount) of the payment being made.

(2)      Address for all notices relating to payments:

         The Prudential Insurance Company of America
         c/o Prudential Capital Group
         Gateway Center Three
         100 Mulberry Street
         Newark, New Jersey  07102

         Attention:  Manager, Investment Operations Group
         Telephone:  (201) 802-5260
         Telecopy:   (201) 802-8055

(3)      Address for all other communications and notices:

         The Prudential Insurance Company of America
         c/o Prudential Capital Group
         Four Embarcadero Center
         Suite 2700
         San Francisco, California  94111

         Attention:  Managing Director
         Telecopy:   (415) 398-7310

(4)      Recipient of telephonic prepayment notices:

         Manager, Investment Structure and Pricing
         Telephone:  (201) 802-6660
         Telecopy:   (201) 802-9425

(5)      Tax Identification No.:  22-1211670

                                                                     EXHIBIT A-1



                THE ISSUANCE OF THIS NOTE HAS NOT BEEN REGISTERED
              UNDER THE SECURITIES ACT AND NO OFFER OR SALE HEREOF MAY BE MADE BY THE HOLDER HEREOF ABSENT REGISTRATION
               UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM.


                             [FORM OF SERIES A NOTE]


                                   DATUM INC.


            9.07% SENIOR SECURED SERIES A NOTE DUE SEPTEMBER 27, 2000



No. ____                                                               [Date]
$_______


         FOR VALUE RECEIVED, the undersigned, Datum Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ___________________________, or registered assigns, the principal sum of ___________________________ DOLLARS on September 27, 2000, with interest (computed on the basis of a 360-day year--30-day month)
(a) on the unpaid balance thereof at the rate of 9.07% per annum from the date hereof, payable quarterly on the 27th day of March, June, September and December in each year, commencing with the March 27, June 27, September 27 or December 27 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 11.07% or (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate.

         Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.




                                      A-1-1

         This Note is one of a series of Senior Secured Notes (herein called the "Notes") issued pursuant to a Note and Warrant Purchase Agreement, dated as of September 27, 1996 (herein called the "Agreement"), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof. The Notes are secured and guaranteed as contemplated by the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

         In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         This Note shall be construed and enforced in accordance with the internal law of the State of California.




                                             DATUM INC.

                                             By: _______________________________
                                             Its: ______________________________




                                      A-1-2

                                                                     EXHIBIT B-1


                THE ISSUANCE OF THIS NOTE HAS NOT BEEN REGISTERED
              UNDER THE SECURITIES ACT AND NO OFFER OR SALE HEREOF MAY BE MADE BY THE HOLDER HEREOF ABSENT REGISTRATION
               UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM.




                                   DATUM INC.



           10.25% SENIOR SECURED SERIES B NOTE DUE SEPTEMBER 27, 2003

No. B-____                                                         [Date]
$_________


         FOR VALUE RECEIVED, the undersigned, Datum Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to _____________________________ or registered assigns, the principal sum of _______________________ DOLLARS on September 27, 2003, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 10.25% per annum from the date hereof, payable quarterly on the 27th day of March, June, September and December in each year, commencing with the March 27, June 27, September 27 or December 27 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 12.25% or (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate.

         Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.




                                      B-1-1

         This Note is one of a series of Senior Secured Notes (herein called the "Notes") issued pursuant to a Note and Warrant Purchase Agreement, dated as of September 27, 1996 (herein called the "Agreement"), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof. The Notes are secured and guaranteed as contemplated by the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

         In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         This Note shall be construed and enforced in accordance with the internal law of the State of California.




                                             DATUM INC.




                                             By: __________________________
                                             Its: __________________________




                                      B-1-2

                                 SCHEDULE 6C(1)

                                OUTSTANDING DEBT

1. Debt under the Company's Credit Agreement with Wells Fargo Bank, N.A., as amended to date, which is secured by a blanket security interest in the assets of the Company and its domestic subsidiaries.

2. Debt under a capital lease between the Company and Xerox Corporation, secured by a lien on the following collateral: "One Xerox 5365 copier together with all additions, substitutions and repairs and all proceeds including without limitations, all equipment and other specified items of collateral which are acquired with an case proceeds."

3. Debt under a capital lease between the Company's Austron subsidiary and AT&T Capital Corp., secured by a lien on the following collateral: "1 ea. TTC/T-Berd 209A Test Set."

4. Debt under a capital lease between the Company's Frequency and Time Systems, Inc. subsidiary and Citicorp Leasing (as assignee of Priority Leasing Corporation), secured by a lien on the following collateral:

            "Fourth Shift Computer System:

                Fourth Shift Software System
                Everex Step Tower 486/33, 340 MB
                HD, 16 Bit NIC 8MB RAM, 1P/2S Ports
                1.2 MB Floppy, Mono Monitor
                Everex Step 486/33, 8 MB RAM, 16 Bit
                NICm 1P/2S Ports, 1.2 MB/Floppy, Mono Monitor
                Novell 3.11 Netware, ___20 USER LIC
            2   Gateway 9 Port Concentractors,
            9   Samsung SD700 386/16 SX, 2MB RAM
                1.44 MB Floppy, 40MB HD, 1P/2S Ports, VGA Monitor
                APC Smart-Ups 1200
                APC Powerchute plus tips to Netware
                Colorado Jumbo 250 Tape Back-Up Unit
            2   TI Microlaser Plus Laser Printer
                Cardinal 2400 BD External Modem"

5. Debt under a capital lease between the Company's Frequency and Time Systems, Inc. subsidiary and NTFC Capital Corporation, secured by a lien on the following collateral: "Norstar 8x24 KSU ... including, but not limited to, all substitutions, replacements, attachments and upgrades."

6. Debt under a capital lease between the Company's Frequency and time Systems, Inc. subsidiary and US Bancorp Leasing & Financial -- Machine Tool Finance group, secured by a lien on the following collateral:
      "Together with all replacements, parts, repairs, additions, accessions, and accessories incorporated therein or affixed or attached thereto and any and all proceeds of the foregoing including, without limitation, insurance

                                  SCHEDULE 8A

                          ORGANIZATION; CAPITAL STOCK

(i)   Subsidiaries. The Company has the following subsidiaries:

Austron, Inc. (Texas)
EFRATOM Time and Frequency Products, Inc. (Colorado)
Efratom Elektronik GmbH (Germany)
Frequency and Time Systems, Inc. (Massachusetts)

Each subsidiary is 100% owned by the Company.

(ii)  Affiliates.

      1. The Company's officers and directors, including certain officers of its subsidiaries.

      2.    Ball Corporation, an Indiana corporation.

      3.    Efratom Holding, Inc., a Colorado corporation.

                                  SCHEDULE 8R

                             INTELLECTUAL PROPERTY


1.      Patents

        (a) Patent No. 5,220,333: Method and apparatus for determining universal coordinated time from Loran-C transmissions, issued June 15, 1993.

        (b) Patent No. 4,839,613: Temperature compensation for a disciplined frequency standard, Issued June 13, 1989.

        (c) Patent No. 4,740,761: Fine tuning of atomic frequency standards, issued April 26, 1988.

        (d) Patent No. 4,661,782: Integrated Microwave Cavity Resonator and Magnetic Shield for an Atomic Frequency Standard, issued April 28, 1987.

        (e)     Patent No. 4,879,700: Time Internal Counter, issued November 7,
                1989.

        (f) Patent No. 5,256,995: Atomic Frequency Standard & Method for Forming Same, issued October 26, 1993.

        (g) Patent No. 5,146,185: Compact Optically Pumped Resonance Systems and Apparatus, issued September 8, 1992.

        (h) Patent No. 5,517,157: Evanescent-Field Interrogator for Atomic Frequency Standard, issued May 14, 1996.

        (i) Patent No. 5,457,430: Method and Apparatus for Reduction of Light Intensity Decay in Optical Pumping Devices, issued February 13, 1996.

        (j) Patent No. 5,491,451: Method and Apparatus for Reduction of Atomic Frequency Standard Phase Noise, issued October 10, 1995.


        (k) Patent No. 5,489,821: Lamp Oscillator for Atomic Frequency Standards, Issued February 6, 1996.

        (l) Application No. 08/348,468: Heater Controller for Atomic Frequency Standard.

        (m) Application No. 08/358,832: Digital Frequency Generation in Atomic Frequency Standards.

        (n) Application No. __________ Step Recovery Diode Multiplier for Rubidium Frequency Standard.

        (o) Application No. 08/602,987: Resonator Package for Atomic Frequency Standard.

2.      Registered Trademarks/Service Marks:

        (a) EFRATOM in Class 9, Serial No.: 74/647,855, statement of use accepted July 22, 1996.

        (b)     Mark No. 1,223,231: Austron, registered January 11, 1983.

        (c) Mark No. 1,211,407: Design Only (Triangle within Double Circle), registered October 5, 1982.

        (d)     NETSYNC (Plus), registration filed by Austron, Inc., December,
                1995.

        (e)     TYMCOR, registered by Datum's Bancomm division.

        (f)     Time View, registered by Datum's Bancomm division.

        (g)     StarTime, registered by Datum's Bancomm division.

        (h)     THE MASTERS OF TIME, registered by Datum's Bancomm division.

3.      Common Law Marks:

        (a)     Datum

        (b)     Datum timing

        (c)     Frequency and Time Systems

        (d)     Bancomm

        (e)     Efracom

        (f)     Efracom Time and Frequency Products